Exhibit 10.1
REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of April 2, 2024, is by and between UL Solutions Inc., a Delaware corporation (the “Company”), and its parent company, ULSE Inc., a Delaware nonprofit nonstock corporation (“ULSE”).
RECITALS
WHEREAS, the Company has agreed to grant ULSE the registration rights and other rights set forth in this Agreement; and
WHEREAS, it is understood and acknowledged that none of the obligations and rights contained in this Agreement shall become effective until the consummation of the Company’s initial Public Offering.
NOW, THEREFORE, in consideration of the recitals and the mutual premises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
In addition to capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meanings when used in this Agreement:
“Affiliate” means as to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Agreement” as defined in the Preamble.
“ASR” as defined in Section 2.2(b).
“Board” means the Board of Directors of the Company.
“Business Day” means any day other than a Saturday, Sunday or other day in Chicago, Illinois on which banking institutions are authorized by law or regulations to close.
“Commission” means the Securities and Exchange Commission and any successor agency performing comparable functions.
“Common Stock” means the (i) Class A common stock, par value $0.001 per share, of the Company and/or (ii) Class B common stock, par value $0.001 per share, of the Company.
“Company” as defined in the Preamble.
“Demand Registrations” as defined in Section 2.2(a).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rule and regulations of the Commission thereunder, as the same shall be in effect from time to time.
“Governmental Authority” means any regional, federal, state or local legislative, executive or judicial body or agency, any court of competent jurisdiction, any department, political subdivision or other governmental authority or instrumentality, or any arbitral authority, in each case, whether domestic or foreign.
“Indemnified Party” as defined in Section 7.3.

“Indemnifying Party” as defined in Section 7.3.
“Long-Form Demand Registration” as defined in Section 2.1(b).
“Management Blackout Period” means the Company’s regular trading blackout period during which directors, officers and other specified employees of the Company are restricted from making sales of Common Stock, as set forth in the Company’s insider trading policy.
“Person” means an individual, a company, a partnership, a joint venture, a limited liability company or limited liability partnership, an association, a trust, estate or other fiduciary, any other legal entity, and any Government Authority.
“Piggyback Registration” as defined in Section 3.1.
“Public Offering” means any offering by the Company of its equity securities to the public pursuant to an effective registration statement under the Securities Act or any comparable statement under any comparable federal statute then in effect (other than any registration statement on Form S-8 or Form S-4 or any successor forms thereto).
“Registrable Securities” means any of the following held by ULSE (whether on the date hereof or subsequently acquired): (i) any Common Stock or other equity securities of the Company into which the Common Stock then outstanding shall be reclassified or changed, including by reason of a merger, consolidation, reorganization, recapitalization or statutory conversion; and (ii) any equity securities of the Company then outstanding which were issued as, or were issued directly or indirectly upon the conversion, exchange or exercise of other equity securities issued or issuable as a dividend, stock split or other distribution with respect to or in replacement of any equity securities referred to in clause (i) of this definition; provided, however, that Registrable Securities shall not include any equity securities that (a) have been registered or sold in a registered offering pursuant to the Securities Act; (b) have been sold pursuant to Rule 144; or (c) are eligible for resale by ULSE under Rule 144 without volume or manner-of-sale restrictions or public information requirements, as determined by the Company in its discretion after consultation with Company counsel, and for which any restrictive legend has been removed. For avoidance of doubt, “Registrable Securities” shall exclude any Registrable Securities sold in a transaction in which the applicable rights under this Agreement are not assigned.
“Registration Expenses” as defined in Section 6.1.
“Restricted Period” as defined in Section 4.1.
“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto.
“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rule and regulations of the Commission thereunder, as the same shall be in effect from time to time.
“Short-Form Demand Registrations” as defined in Section 2.2(a).
“ULSE” as defined in the Preamble.
“Triggering Release” as defined in Section 4.1.
ARTICLE II
DEMAND REGISTRATIONS
Section 2.1Long-Form Registrations.
(a)Subject to the terms of this Agreement, ULSE shall be entitled to request registration under the Securities Act of all or part of their Registrable Securities on Form S-1 or any similar long-form registration statement; provided, however, that with respect to any request under this Section 2.1(a), (i) the aggregate offering price of the Registrable Securities covered by such registration shall be or exceed $50,000,000 (without regard to underwriting discounts and commissions) and (ii) the Company shall not otherwise be eligible at the time of the request to file a registration statement on Form S-3 or any similar short-form registration statement for the re-sale of the Registrable Securities by ULSE.
(b)Upon receipt of any written request pursuant to this Section 2.1, the Company will use its reasonable best efforts to effect the registration under the Securities Act. A registration requested pursuant to this Section 2.1 is referred to herein as a “Long-Form Demand Registration.”
Section 2.2Short-Form Registrations.
(a)In addition to the Long-Form Demand Registration provided pursuant to Section 2.1 above, from and after the time the Company becomes eligible to register securities issued by it on a Form S-3 or any similar short-form registration statement, ULSE shall be entitled to request registrations under the Securities Act of all or part of the Registrable Securities on Form S-3, if available to the Company, or any similar short-form registration statement (“Short-Form Demand Registrations” and, together with the Long-Form Demand Registration, “Demand Registrations”); provided, however, that with respect to any requests under this Section 2.2(a), the aggregate offering price of the Registrable Securities covered by such registration shall be or exceed $25,000,000 (without regard to underwriting discounts and commissions).
(b)Upon receipt of any written request pursuant to this Section 2.2, the Company will use its reasonable best efforts to effect the registration under the Securities Act. Demand Registrations will be Short-Form Demand Registrations whenever the Company is permitted to use any applicable short form. There will be no limit on the aggregate number of such Short-Form Demand Registrations. Short-Form Demand Registration rights pursuant to this Section 2.2 shall include automatic shelf registrations (“ASR”) if the Company is a “well-known seasoned issuer,” as defined under Rule 405 of the Securities Act. The Company shall use its reasonable best efforts to qualify and remain qualified to register securities pursuant to a Form S-3 or similar short-form registration statement. Subject to the Company not being eligible to register securities on Form S-3, the Company shall cause any Form S-3 or ASR to remain outstanding and shall renew any Form S-3 or ASR upon expiration if there are shares remaining unsold thereunder.
(c)Following the effectiveness of a Short-Form Demand Registration, ULSE may at any time and from time to time request the initiation of an offering or sale of all or part of the Registrable Securities registered thereunder (a “Shelf Take-Down”).
Section 2.3Payment of Expenses for Demand Registrations. The Company will pay all Registration Expenses (as defined in Section 6.1) for the Demand Registrations permitted under Sections 2.1 and 2.2.
Section 2.4Priority. In the case of an underwritten offering, if the managing underwriter(s) with respect to a Demand Registration advise the Company and ULSE in writing that, in their opinion, the inclusion of the number of Registrable Securities and other securities requested to be included creates a substantial risk that the price per share of the securities offered thereby will be reduced, the Company will include in such registration, prior to the inclusion of any securities which are not Registrable Securities, the number of Registrable Securities that in the opinion of such underwriters can be sold without creating such a risk.
Section 2.5Restrictions. The Company will not be obligated to effect any Demand Registration less than six (6) months following the Company’s initial Public Offering or within ninety (90) days after the effective date of a previous Demand Registration or any previous registration under which ULSE had piggyback rights pursuant to Article III below wherein ULSE was permitted to register and sold at least 50% of the Registrable Securities included therein. The Company will also not be obligated to effect any Demand Registration during a Management Blackout Period. With respect to any Demand Registration, if the Board determines in good faith (which determination by the Board shall be certified in writing by an executive officer of the Company to ULSE) that such filing (i) would be materially detrimental to the Company; or (ii) would require a disclosure of a material fact that is reasonably expected to have a material adverse effect on the Company or any plan or proposal by the Company or any of its subsidiaries to engage in any acquisition or disposition of assets or equity securities or any merger, consolidation, tender offer, material financing or other significant transaction, then the Company may postpone for up to ninety (90) days the filing or the effectiveness of a registration statement for a Demand Registration; provided that the Company may not on any of the foregoing grounds postpone the filing or effectiveness of a registration statement for a Demand Registration more than twice or for more than one hundred twenty (120) days in the aggregate during any twelve (12) month period.
Section 2.6Underwritten Offerings. In connection with any request for registration pursuant to Section 2.1(a) or initiation of a Shelf Take-Down pursuant to Section 2.2(c), ULSE may advise the Company that it intends to distribute the Registrable Securities by means of an underwritten offering (which may be an “over-night deal” or no-roadshow “block trade” Shelf Take-Down where pricing is expected to occur within a limited time frame after such initiation). If ULSE intends to effect a Shelf-Take Down by means of an underwritten offering, then the Company shall file as soon as practicable and, after such filing, use its reasonable best efforts to effect, an amendment or supplement to the Form S-3 for such purpose; provided, however, that the Company shall not be obligated to effect any underwritten Shelf Take-Down unless the aggregate offering price of the Registrable Securities covered by such registration shall be or exceed $30,000,000 (without regard to underwriting discounts and commissions).
Section 2.7Selection of Underwriters. In connection with any Demand Registration, ULSE shall have the right to select the managing underwriter(s) in respect of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld, conditioned or delayed.
Section 2.8Limitations.
(a)The Company shall not be obligated to effect more than four (4) Long-Form Demand Registrations for ULSE pursuant to Section 2.1 unless the Company does not qualify to register securities pursuant to a Form S-3 or similar short-form registration statement.
(b)There will be no limit on the aggregate number of Short-Form Demand Registrations or Shelf Take-Downs.
(c)A registration will not count as a Demand Registration until it has become effective. A registration will count for purposes of Section 2.1 or Section 2.2 only if all Registrable Securities requested to be registered are, in fact, registered.
(d)If a request for Demand Registration is subsequently withdrawn to the Company at the request of ULSE, ULSE shall forfeit such Demand Registration unless (i) ULSE pays (or reimburses the Company) for all of the Registration Expenses with respect to such withdrawn Demand Registration (other than Registration Expenses that the Company would incur in the ordinary course), (ii) the request for Demand Registration was withdrawn at the request of ULSE promptly following ULSE learning of a material adverse change in the condition, business or prospects of the Company relative to the condition, business or prospects of the Company known to ULSE at the time of the request, or (iii) such request follows the notification of a delay pursuant to Section 2.5 above.
ARTICLE III
PIGGYBACK REGISTRATIONS
Section 3.1Right to Piggyback. Whenever the Company proposes to register any of its Common Stock under the Securities Act (except for Demand Registrations and registrations on Form S-8 or Form S-4 or any successor form thereto) or proposes to offer any of its Common Stock pursuant to an effective Form S-3 or similar short-form registration statement (each, a “Piggyback Registration”), the Company shall give reasonably prompt written notice to ULSE of its intention to effect such Piggyback Registration and will use reasonable best efforts to include in such registration all Registrable Securities (in accordance with the priorities set forth in Sections 3.2 and 3.3 below) with respect to which the Company has received written requests for inclusion specifying the number of equity securities desired to be registered, which request shall be delivered within ten (10) days after the delivery of the Company’s notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion.
Section 3.2Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary offering on behalf of the Company and the managing underwriter(s) advise the Company in writing that in their opinion the number of Registrable Securities requested to be included in the registration creates a substantial risk that the price per share of the primary securities will be reduced or that the amount of the primary securities intended to be included on behalf of the Company will be reduced, then the managing underwriter(s) and the Company may exclude securities (including Registrable Securities) from the registration and the underwriting, and the number of securities that may be included in such registration and underwriting shall include: (a) first, any securities that the Company proposes to sell (provided that the proceeds from any such sale shall not be used to repurchase securities other than Registrable Securities); (b) second, any Registrable Securities requested to be included in such registration, and (c) third, other securities, if any, requested to be included in such registration to be allocated pro rata among the holders thereof.
Section 3.3Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary offering on behalf of holders of the Company’s securities and the managing underwriter(s) advise the Company in writing that in their opinion the number of securities requested to be included in the registration creates a substantial risk that the price per share of securities offered thereby will be reduced, the Company will include in such registration: (a) first, the Common Stock requested to be included therein by the Person requesting such registration, (b) second, the Registrable Securities requested to be included in such registration; and (c) third, other securities, if any, requested to be included in such registration to be allocated pro rata among the holders thereof.
Section 3.4Selection of Underwriters. In connection with any Piggyback Registration, the Company will have such right to select the managing underwriter(s), subject to the approval of ULSE, which approval shall not be unreasonably withheld, conditioned or delayed, in respect of such offering.
Section 3.5Payment of Expenses for Piggyback Registrations. The Company will pay all Registration Expenses (as defined in Section 6.1 below) for the Piggyback Registrations under this Article III.
Section 3.6Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Article III whether or not ULSE has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 3.5.
ARTICLE IV
ADDITIONAL AGREEMENTS
Section 4.1Agreements of Each Holder of Registrable Securities. To the extent not inconsistent with applicable law, provided that all executive officers and directors of the Company are bound by similar agreements, ULSE agrees that, upon request of the Company or the underwriter(s) managing any underwritten offering of the Company’s securities, it will (i) not offer, sell, contract to sell, loan, grant any option to purchase, make any short sale or otherwise dispose of, hedge or transfer any of the economic interest in (or offer, agree or commit to do any of the foregoing) any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, whether now owned or hereinafter acquired by such holder, owned directly (including holding as a custodian) or with respect to which such holder has beneficial ownership within the rules and regulations of the Commission (other than those included by such holder in the offering in question, if any) without the prior written consent of such underwriter(s), as the case may be, for the period commencing on the “pricing” of any Public Offering and continuing to the date that is 60 days following the date of the final prospectus for such Public Offering or such earlier date as such restrictions terminate with respect to the Company’s officers (each such period, the “Restricted Period”), and (ii) enter into and be bound by such form of agreement with respect to the foregoing as the Company or such underwriter may reasonably request. In the event that, during the Restricted Period, any prohibition similar to that set forth in this Section 4.1 in respect of securities held by any holder of the Company’s securities is released, in full or in part (a “Triggering Release”), a percentage of Registrable Securities of ULSE subject to this Section 4.1 (equal to the percentage that the securities being released in the Triggering Release represents with respect to the securities held directly or indirectly by such holders) shall be automatically and concurrently released to the same extent.
Section 4.2Agreements of the Company. The Company agrees not to effect any public sale or public distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during any Restricted Period (except as part of any such underwritten registration or pursuant to registrations on Form S-8 or Form S-4 or any successor forms thereto), unless the underwriter(s) managing the Public Offering otherwise agree.
Section 4.3Suspension of Resales. The Company shall be entitled to suspend, for up to ninety (90) days, the use of the prospectus forming the part of any registration statement which has theretofore become effective at any time if the Board determines in good faith (which determination by the Board shall be certified in writing by the chief executive officer or chief financial officer of the Company to ULSE) that there is a material development relating to the condition (financial or other) of the Company that has not been disclosed to the general public, the disclosure of which would be materially detrimental to the Company; provided, however, that the number of suspensions under this Section 4.3 may not exceed two (2) in any twelve (12) month period and the aggregate period of suspension under this Section 4.3, when combined with the aggregate period of any delay under Section 2.5 hereof, may not exceed one hundred twenty (120) days in any twelve (12) month period; and provided, further, that during any such suspension period, the Company shall not register any Common Stock for its own account or otherwise. ULSE agrees that, upon receipt of such written certification, ULSE will immediately discontinue, or cause the discontinuation of, the sale of any Registrable Securities pursuant to such registration statement or otherwise until ULSE has received copies of the supplemented or amended prospectus or until ULSE is advised in writing that the use of the prospectus forming a part of such registration statement may be resumed and has received copies of any additional or supplemental filings that are incorporated by reference in such prospectus.
ARTICLE V
REGISTRATION PROCEDURES
Whenever ULSE has requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company will as expeditiously as reasonably possible:
(a)prepare and, as soon as practicable thereafter, file with the Commission a registration statement with respect to such Registrable Securities as may be necessary to comply with the provisions of the Securities Act and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company will furnish copies of all such documents proposed to be filed to counsel designated by ULSE and, to the extent practicable under the circumstances, provide such counsel a reasonable opportunity to comment on any information pertaining to the holders of Registrable Securities covered by such registration statement contained therein; and the Company shall consider in good faith any corrections reasonably requested by such counsel with respect to such information);
(b)prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus(es) used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than the earlier of (i) 180 days and (ii) the date that all of the securities covered by the registration statement have been sold, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;
(c)in connection with any filing of any registration statement or prospectus or amendment or supplement thereto, cause such document (i) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder and (ii) to not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d)furnish to ULSE, without charge, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus(es) included in such registration statement (including each preliminary prospectus) and such other documents as ULSE may reasonably request in order to facilitate the disposition of the Registrable Securities owned by ULSE;
(e)use its commercially reasonable efforts to register and/or qualify such Registrable Securities under such securities or blue sky laws of such jurisdictions as ULSE reasonably requests, keep each such registration or qualification effective during the period the associated registration statement is required to be kept effective and do any and all other acts and things which may be reasonably necessary or advisable to enable ULSE to consummate the disposition in such jurisdictions of the Registrable Securities owned by ULSE; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) consent to general service of process in any such jurisdiction, or (iii) subject itself or any of its subsidiaries to taxation in any such jurisdiction in which it is not subject to taxation);
(f)promptly notify ULSE when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective;
(g)promptly notify ULSE, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of ULSE, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;
(h)use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no such securities are then listed, on a national securities exchange selected by the Company;
(i)provide a transfer agent, registrar and CUSIP number for all such Registrable Securities not later than the effective date of such registration statement;
(j)enter into such customary agreements (including underwriting agreements in customary form) and take all such other customary actions as ULSE or the underwriter(s), if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;
(k)use commercially reasonable efforts to cooperate with ULSE and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as ULSE or the underwriter(s), if any, may reasonably request at least three (3) Business Days prior to any sale of Registrable Securities;
(l)subject to confidentiality agreements in form and substance acceptable to the Company, make available for inspection, at such place and in such manner as determined by the Company in its sole discretion, by ULSE, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by ULSE or such underwriter, financial and other records, pertinent corporate documents and properties of the Company reasonably requested by ULSE or any such underwriter, attorney, accountant or agent in connection with such registration statement, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by ULSE or any such underwriter, attorney, accountant or agent in connection with such registration statement; provided, however, that any records, information or documents that are furnished by the Company and that are non-public shall be used only in connection with such registration;
(m)advise ULSE after it receives notice or obtains knowledge thereof of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;
(n)make available to its security holders, as soon as reasonably practicable, an earnings statement (which need not be audited) covering at least twelve (12) months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
(o)cooperate and assist in any filing required to be made with the Financial Industry Regulatory Authority;
(p)at ULSE’s request in connection with an underwritten offering, use its reasonable best efforts to obtain opinions of counsel to the Company addressed to the underwriters covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings;
(q)at the request of ULSE in connection with an underwritten offering, use its reasonable best efforts to obtain one or more comfort letters from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters; and
(r)with respect to Demand Registrations, make senior executives of the Company reasonably available to assist the underwriter(s) with respect to, and participate in, the so-called “road show” in connection with the marketing efforts for, and the distribution and sale of, Registrable Securities pursuant to a registration statement.
ARTICLE VI
REGISTRATION EXPENSES
Section 6.1Company Expenses. The Company will pay any fees and disbursements of underwriters customarily paid by issuers or sellers of securities and all expenses incident to the Company’s performance of or compliance with this Agreement, including, but not limited to: (a) all registration and filing fees; (b) fees and expenses of compliance with securities or blue sky laws; (c) printing expenses; (d) messenger and delivery expenses; (e) fees and disbursements of counsel for the Company; (f) reasonable fees and disbursements of one counsel, plus any required local counsel, chosen by ULSE (provided that, for the avoidance of doubt, any such fees and disbursements incurred by ULSE in connection with the Company’s initial Public Offering shall be borne solely by ULSE); (g) fees and disbursements of the Company’s registered public accounting firm; and (h) reasonable fees and disbursements of all other Persons retained by the Company (all such expenses being herein called “Registration Expenses”); provided, however, that, as between the Company and the holders of Registrable Securities, all underwriting discounts and commissions and transfer taxes relating to the Registrable Securities will be borne by the holders of such Registrable Securities. In addition, the Company will pay its internal expenses (including, but not limited to, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance obtained by the Company and the expenses and fees for listing the securities to be registered on each securities exchange.
ARTICLE VII
INDEMNIFICATION AND CONTRIBUTION
Section 7.1Indemnification By the Company. The Company agrees to indemnify, to the extent permitted by law, ULSE and each of its trustees, stockholders, members, directors, managers, partners, officers and employees and each Person who controls ULSE (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including, but not limited to, attorneys’ fees and expenses) caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto (including, in each case, all documents incorporated therein by reference) or any “issuer information” (as defined in Rule 433 under the Securities Act), or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by ULSE expressly for use therein or by ULSE’s failure to deliver a copy of the prospectus or any amendments or supplements thereto after the Company has furnished ULSE with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriter(s), their officers and directors and each Person who controls such underwriter(s) (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Indemnified Parties. The payments required by this Section 7.1 will be made periodically during the course of the investigation or defense, as and when bills are received or expenses incurred.
Section 7.2Indemnification By ULSE. ULSE agrees that it shall indemnify, to the extent permitted by law, the Company and each of its directors, employees and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, but not limited to, attorneys’ fees and expenses) resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto (including, in each case, all documents incorporated therein by reference), or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in or omitted from any information furnished in writing by ULSE for the purpose of inclusion in such registration statement, prospectus or preliminary prospectus; it being understood and agreed that, subject to the terms of an applicable underwriting agreement or similar definitive written agreement, the only information furnished in writing by ULSE for the purpose of inclusion in such registration statement, prospectus or preliminary prospectus shall be (i) the legal name, address and the number of shares owned by ULSE and (ii) the other information (excluding percentages) with respect to ULSE which appear in the table (and corresponding footnotes) under the caption “Principal and Selling Shareholders” in such registration statement, prospectus or preliminary prospectus.
Section 7.3Claim Procedure. Each party entitled to indemnification under this Article VII (the “Indemnified Party”) shall give written notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that the counsel for the Indemnifying Party who is to conduct the defense of such claim or litigation is reasonably satisfactory to the Indemnified Party (whose approval shall not be unreasonably withheld or delayed). The Indemnified Party may participate in such defense at such Indemnified Party’s expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if (i) the Indemnifying Party has agreed in writing to pay such expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such claim or to employ counsel reasonably satisfactory to the Indemnified Party, or (iii) in the reasonable judgment of the Indemnified Party, based upon the written advice of such Indemnified Party’s counsel, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest; provided, however, that in no event shall the Indemnifying Party be liable for the fees and expenses of more than one counsel (excluding one local counsel per jurisdiction as necessary) for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same event, allegations or circumstances. The Indemnified Party shall not make any settlement without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Article VII only to the extent that such failure to give notice shall materially prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement (a) that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation in form and substance reasonably satisfactory to such Indemnified Party or (b) that includes an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.
Section 7.4Contribution. If the indemnification provided for in this Article VII from the Indemnifying Party is unavailable to or unenforceable by the Indemnified Party in respect to any costs, fines, penalties, losses, claims, damages, liabilities or expenses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such costs, fines, penalties, losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the costs, fines, penalties, losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in this Article VII, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding this Section 7.4, an indemnifying holder shall not be required to contribute any amount in excess of the amount by which (a) the total price at which the Registrable Securities sold by such holder exceeds (b) the amount of any damages which such indemnifying holder has otherwise been required to pay by reason of the untrue or alleged untrue statement or omission or alleged omission giving rise to such payments, unless such loss, claim, damage, liability or expense in respect of which contribution is required resulted from such holder’s intentionally fraudulent conduct. The Company and ULSE agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
Section 7.5Non-Exclusive Remedy; Survival. The indemnification and contribution provided for in this Article VII shall be in addition to any other rights to indemnification or contribution that any Indemnified Party may have pursuant to law or contract and shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and shall survive the transfer of Registrable Securities and the termination or expiration of this Agreement.
ARTICLE VIII
COMPLIANCE WITH RULE 144
In the event that the Company (a) registers a class of securities under Section 12 of the Exchange Act, (b) issues an offering circular meeting the requirements of Regulation A under the Securities Act or (c) commences to file reports under Section 13 or 15(d) of the Exchange Act, then at the request of ULSE, if ULSE proposes to sell securities in compliance with Rule 144, the Company will (i) forthwith furnish to ULSE a written statement of compliance with the filing requirements of the Commission as set forth in Rule 144, and (ii) make available to the public and ULSE such information, and take such action as is reasonably necessary, to enable ULSE to make sales pursuant to Rule 144. Unless the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company will provide to ULSE and to any prospective purchaser of Registrable Securities under Rule 144A of the Commission, the information described in Rule 144A(d)(4) of the Commission.
ARTICLE IX
UNDERWRITTEN REGISTRATIONS
No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by such Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

ARTICLE X
MISCELLANEOUS
Section 10.1Amendments and Waivers. Any waiver, permit, consent or approval of any kind or character on the part of any such holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. Any amendment, modification, supplement or restatement of this Agreement must be effected by written agreement of the Company and ULSE. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. Any amendment, modification, supplement or restatement or waiver effected in accordance with this paragraph shall be binding upon each holder of Registrable Securities and the Company as provided herein.
Section 10.2Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors, assigns, heirs, executors and personal representatives of the parties hereto, whether so expressed or not. Any successor or permitted assignee of any holder of Registrable Securities shall execute a joinder, in form and substance reasonably acceptable to the Company, agreeing to be bound hereunder. This Agreement may not be assigned (by operation of law or otherwise) by the Company without the express prior written consent of ULSE, and any attempted assignment, without such consent, will be null and void.
ULSE may assign its rights (but only with all related obligations) to (a) any Affiliate of ULSE or (b) any transferee or assignee of securities that, after such assignment or transfer, holds at least ten percent (10%) of the Registrable Securities held by ULSE on the date hereof (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), provided that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (y) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement.
Section 10.3Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.
Section 10.4No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.
Section 10.5Notices. Any notice or communication by the Company or ULSE is duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile or electronic transmission or overnight air courier guaranteeing next day delivery, to the recipient’s address:
If to the Company:
UL Solutions Inc.
333 Pfingsten Road
Northbrook, Illinois 60062
Email:
Attention: Chief Legal Officer
With a copy to:
Latham & Watkins LLP
330 N. Wabash Avenue, Suite 2800
Chicago, Illinois 60611
Fax: (312) 993-9767
Email:

Attention: Cathy A. Birkeland
If to ULSE:
ULSE Inc.
1603 Orrington Avenue, Suite 2000
Evanston, Illinois 60201
Email:
Attention: Chief Legal Officer
With a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Email:
Attention: Charles Mulaney, Michael Zeidel
The Company or ULSE, by notice to the other parties hereto, may designate additional or different addresses for subsequent notices or communications. Unless otherwise specified herein, such notices or other communications shall be deemed effective (x) on the date received, if personally delivered, (y) on the date received, if delivered by facsimile or electronic transmission on a Business Day, or if not delivered on a Business Day, on the first Business Day thereafter and (z) one (1) Business Day after being sent by overnight courier.
Section 10.6GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.
Section 10.7MUTUAL WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.
Section 10.8Reproduction of Documents. This Agreement and all documents relating hereto, including, but not limited to, (i) consents, waivers, amendments and modifications which may hereafter be executed, and (ii) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any arbitral, judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
Section 10.9Remedies. Each of the parties hereto will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party shall be entitled to immediate injunctive relief or specific performance without bond or the necessity of showing actual monetary damages in order to enforce or prevent any violations of the provisions of this Agreement.
Section 10.10Further Assurances. Each of the parties hereto will, without additional consideration, execute and deliver such further instruments and take such other action as may be reasonably requested by any other party hereto in order to carry out the purposes and intent of this Agreement.

Section 10.11No Presumption Against Drafter. Each of the parties hereto has jointly participated in the negotiation and drafting of this Agreement. In the event there arises any ambiguity or question or intent or interpretation with respect to this Agreement, this Agreement shall be construed as if drafted jointly by all of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.
Section 10.12Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a Governmental Authority, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances. Upon such determination that any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
Section 10.13Entire Agreement. This Agreement, together with the other agreements referred to herein, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede and shall supersede all prior agreements and understandings (whether written or oral) between the Company and the Stockholders, or any of them, with respect to the subject matter hereof.
Section 10.14Execution in Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic image scan shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 10.15No Third Party Beneficiaries. Except as provided in Article VII and Section 10.2, nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
Section 10.16Waiver of Certain Damages. To the extent permitted by applicable law, each party hereto agrees not to assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any of the transactions contemplated hereby.
Section 10.17Electronic Delivery. This Agreement and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby, and any amendments hereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile, electronic or similar reproduction of such signed writing using a facsimile machine or electronic mail will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto will re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument will raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
Section 10.18Termination. This Agreement shall terminate upon the date that (i) ULSE (and any of its Rule 144 affiliates, if any) holds less than 1% of the Company’s outstanding Common Stock and (ii) all shares of Common Stock held by ULSE are eligible to be sold in a 90-day period without restriction or under Rule 144; provided that the provisions of Article VII shall survive termination.
Section 10.19Limitation on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of ULSE, enter into any agreement with any holder or prospective holder of Common Stock giving such holder or prospective holder any registration rights the terms of which are senior to the registration rights granted to ULSE hereunder.
Section 10.20Legend Removal. Promptly (but in any event within three (3) Business Days) following receipt of a supportable request from ULSE to the Company’s transfer agent, the Company shall furnish an opinion of counsel that unlegended stock certificates (or equivalent) may be issued in respect of any Registrable Securities. Notwithstanding the foregoing, no opinion shall be required to be delivered before a sale unless such Registrable Securities are not subject to the volume, public information or holding period requirements of Rule 144. ULSE shall deliver to the Company a customary certificate the Company can rely upon in delivering any such opinion.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

UL SOLUTIONS INC.

By:	/s/ Ryan D. Robinson
Name: Ryan D. Robinson
Title: Executive Vice President and
Chief Financial Officer

ULSE INC.

By:	/s/ Ron H. Blaustein
Name: Ron H. Blaustein
Title: Senior Vice President and
Chief Financial Officer
[Signature Page to Registration Rights Agreement]